UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2010

MASSEY ENERGY COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7775	95-0740960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 North 4th Street, Richmond, Virginia 23219

(Address of Principal Executive Offices) (Zip Code)

(804) 788-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Massey Energy Company (the “Company”) is filing this Current Report on Form 8-K in order to provide certain financial information regarding Cumberland Resources Corporation and Resource Development LLC and their affiliated companies (collectively, the “Cumberland Resource Group”), which the Company agreed to acquire pursuant to the previously announced Purchase, Sale and Merger Agreement, dated as of March 16, 2010. The Company’s proposed acquisition of the Cumberland Resource Group has not been consummated and remains subject to the expiration or earlier termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, certain third-party consents and other customary closing conditions. Attached hereto as Exhibit 99.1 and incorporated herein by reference are the audited combined financial statements of the Cumberland Resource Group as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009, together with the report of KPMG LLP, independent auditors for the Cumberland Resource Group, thereon.

The exhibits listed under Item 9.01 below relate to the Registration Statement on Form S-3ASR filed by the Company with the Securities and Exchange Commission on August 5, 2008 (File No. 333-152776) (the “Registration Statement”), and are filed herewith and are incorporated by reference in the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

23.1	Consent of KPMG LLP, independent auditors for the Cumberland Resource Group

99.1	The Cumberland Resource Group audited combined balance sheets as of December 31, 2009 and 2008, and the related combined statements of income, stockholder’s equity and members’ capital and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSEY ENERGY COMPANY

Date: March 22, 2010	By:	/S/ RICHARD R. GRINNAN
	Name:	Richard R. Grinnan
	Title:	Vice President and Corporate Secretary

Exhibit Index

Exhibit No.	Description

23.1	Consent of KPMG LLP, independent auditors for the Cumberland Resource Group

99.1	The Cumberland Resource Group audited combined balance sheets as of December 31, 2009 and 2008, and the related combined statements of income, stockholder’s equity and members’ capital and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2009